GENERAL GROWTH PROPERTIES, INC.
CORPORATE GOVERNANCE GUIDELINES
(As of June 22, 2007)

1. Director Qualifications

The Board will, to the extent required by the listing requirements of the New York Stock Exchange, have a majority of directors who meet the criteria for independence established by the New York Stock Exchange. The Nominating & Governance Committee is responsible for reviewing with the Board, on an annual basis, the requisite skills and characteristics of new Board members as well as the composition of the Board as a whole. This assessment will include members’ qualification as independent, as well as consideration of diversity, age, skills, experience in the context of the needs of the Board and ability to devote adequate time to Board duties in light of other current and planned commitments. Nominees for directorship will be recommended to the full Board by the Nominating & Governance Committee after selection by the Nominating & Governance Committee in accordance with the policies and principles in its charter, except as otherwise provided in such charter. After the Board has approved such a nomination, the invitation to join the Board should be extended on behalf of the Board by the Chairman of the Nominating & Governance Committee and the Chairman of the Board.

The Board presently has ten members. However, the Board would be willing to expand to a somewhat larger size under appropriate circumstances, including to accommodate the availability of an outstanding candidate.

It is the sense of the Board that individual directors who change the responsibility they held when they were elected to the Board should volunteer to resign from the Board. It is not the sense of the Board that in every instance the directors who retire or change from the position they held when they came on the Board should necessarily leave the Board. There should, however, be an opportunity for the Board through the Nominating & Governance Committee to review the continued appropriateness of Board membership under the circumstances.

No director may serve on more than three other public company boards unless the Board determines that such simultaneous service would not impair the relevant individual’s ability to effectively serve on the Board. Directors should advise the Chairman of the Board and the Chairman of the Nominating & Governance Committee in advance of accepting an invitation to serve on another public company board or any assignment to the audit committee or compensation committee of the board of any public company of which such director is a member.

The Board does not believe it should establish term limits. While term limits could help insure that there are fresh ideas and viewpoints available to the Board, they hold the disadvantage of losing the contribution of directors who have been able to develop, over a period of time, increasing insight into the Company and its operations and, therefore, provide an increasing contribution to the Board as a whole. As an alternative to term limits, the Nominating & Governance Committee will review each director’s continuation on the Board every three years. This will allow each director the opportunity to conveniently confirm his or her desire to continue as a member of the Board.

Any nominee for director in an uncontested election as to whom a majority of the votes represented by shares of the Company that are outstanding and entitled to vote in such election are designated to be “withheld” from or are voted “against” his or her election shall tender his or her resignation for consideration by the Nominating & Governance Committee. The Nominating & Governance Committee shall evaluate the best interest of the Company and its shareholders and shall recommend to the Board the action to be taken with respect to such tendered resignation.

The Board believes that stock ownership by its non-employee directors is an important component of its corporate governance policies, and has accordingly adopted the Stock Ownership Guidelines for Non-Employee Directors attached to these Guidelines as Exhibit A.

2. Director Responsibilities

The basic responsibility of the directors is to exercise their business judgment to act in what they reasonably believe to be in the best interests of the Company. In determining what is in the best interests of the Company, a director of the Company shall consider the interests of the shareholders of the Company and, in his or her discretion, may consider (a) the interests of the Company’s employees, suppliers, creditors and customers, (b) the economy of the nation, (c) community and societal interests, and (d) the long-term as well as short-term interests of the Company and its shareholders, including the possibility that these interests may be best served by the continued independence of the Company.

In discharging their responsibilities, directors should be entitled to rely on the honesty and integrity of the Company’s senior executives and the Company’s outside advisors and auditors. The directors shall also be entitled to: (i) have the Company purchase reasonable directors’ and officers’ liability insurance on their behalf, (ii) the benefits of indemnification to the fullest extent permitted by law and the Company’s charter, by-laws and any indemnification agreements, and (iii) exculpation as provided by state law and the Company’s charter.

Directors are expected to attend Board meetings and meetings of committees on which they serve, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. Information and data that are important to the Board’s understanding of the business to be conducted at a Board or committee meeting should generally be distributed in writing to the directors before the meeting, and directors should review these materials in advance of the meeting.

The Board has no policy with respect to the separation of the offices of Chairman and the Chief Executive Officer. The Board believes that this issue is part of the succession planning process and that it is in the best interests of the Company for the Board to make a determination when it elects a new chief executive officer.

The Board will have a Lead Director who will be an independent director selected annually by the independent directors of the Board. The Lead Director will act as a liaison between the independent directors and the Chairman and the senior management team. The Chairman has delegated to the Lead Director the authority to preside at all meetings of the Board at which the Chairman is not present and the Lead Director has authority to call meetings of the independent directors and establish the agenda for such meetings. The Lead Director performs the duties specified in these Governance Guidelines and such other duties as are assigned from time to time by the Board.

The Chairman will propose the agenda for each Board meeting. The Lead Independent Director will review and comment on the agenda and the meeting schedule to assure that sufficient time is allowed for discussion of all agenda items. The Lead Director will review and comment on information to be sent to the Board and may direct that specific material be provided to the Board. Each Board member is free to suggest the inclusion of items on the agenda to the Chairman or the Lead Director. The failure to include an item of business in a meeting agenda will not preclude a director from asking the Board to consider any matter of Company business at a meeting.

The Board will review the Company’s long-term strategic plans and the principal issues that the Company will face in the future during at least one Board meeting each year.

The independent directors will meet in executive session at least quarterly. The Lead Director will chair the meetings of the independent directors and the Lead Director’s name will be disclosed in the annual proxy statement.

The Board believes that management provides the public voice of the Company. However, the Lead Director or the independent directors may, from time to time, meet or otherwise communicate with various outside constituencies that are involved with the Company. Any such communications made by the Lead Director or independent directors would be made with the advance knowledge and concurrence of management. The Board or the Company will establish methods by which interested parties may communicate directly and confidentially with the Lead Director or with the independent directors as a group and cause such methods to be disclosed.

Directors shall preserve the confidentiality of confidential material given or presented to the Board.

3. Board Committees

The Board will have at all times an Audit Committee, a Compensation Committee and a Nominating & Governance Committee. All of the members of these committees will, to the extent required by the listing requirements of the New York Stock Exchange, be independent directors under the criteria established by the New York Stock Exchange. Committee members will be appointed by the Board upon recommendation of the Nominating & Governance Committee with consideration of the desires of individual directors. It is the sense of the Board that consideration should be given to rotating committee members periodically, but the Board does not feel that rotation should be mandated as a policy.

Each committee will have its own charter. The charters will set forth the purposes, goals and responsibilities of the committees as well as qualifications for committee membership, procedures for committee member appointment and removal, committee structure and operations and committee reporting to the Board. The charters will also provide that each committee will annually evaluate its performance.

The Chairman of each committee, in consultation with the committee members, will determine the frequency and length of the committee meetings consistent with any requirements set forth in the committee’s charter. The Chairman of each committee, in consultation with the appropriate members of the committee and management, will develop the committee’s agenda. At the beginning of the year each committee will establish a schedule of agenda subjects to be discussed during the year (to the degree these can be foreseen). The schedule for each committee will be furnished to all directors.

The Board and each committee have the power to hire independent legal, financial or other advisors as they may deem necessary, without consulting or obtaining the approval of any officer of the Company in advance.

The Board may, from time to time, establish or maintain additional committees as necessary or appropriate.

4. Director Access to Officers and Employees

Directors have full and free access to officers and employees of the Company for purposes of discharging their responsibilities as directors. Any meetings or contacts that a director wishes to initiate may be arranged through the CEO or directly by the director. The directors will use their judgment to ensure that any such contact is not disruptive to the business operations of the Company and will, to the extent not inappropriate, copy the CEO on any written communications between a director and an officer or employee of the Company.

The Board welcomes regular attendance at each Board meeting of senior officers of the Company. If the CEO wishes to have additional Company personnel attendees on a regular basis, this suggestion should be brought to the Board for approval.

5. Director Compensation

The form and amount of director compensation will be determined by the Compensation Committee in accordance with the policies and principles set forth in its charter, and the Compensation Committee will conduct an annual review of director compensation. The Compensation Committee will consider that directors’ independence may be jeopardized if director compensation and perquisites exceed customary levels, if the Company makes substantial charitable contributions to organizations with which a director is affiliated, or if the Company enters into consulting contracts with (or provides other indirect forms of compensation to) a director or an organization with which the director is affiliated.

6. Director Orientation and Continuing Education

The Board or the Company will establish appropriate orientation programs, sessions or materials for newly elected directors of the Company for their benefit either prior to or within a reasonable period of time after their nomination or election as a director, which programs, sessions or materials are intended to familiarize new directors with the Company’s strategic plans, its significant financial, accounting and risk management issues, its compliance programs, its Code of Business Conduct and Ethics, its principal officers, and its internal and independent auditors. The Board or the Company will encourage, but not require, directors to periodically pursue or obtain appropriate programs, sessions or materials as to the responsibilities of directors of publicly-traded companies.

7. CEO Evaluation and Management Succession

The Compensation Committee will conduct an annual review of the CEO’s performance, as set forth in its charter. The Board of Directors will review the Compensation Committee’s report in order to ensure that the CEO is providing the best leadership for the Company in the long-term and short-term.

The Nominating & Governance Committee should make an annual report to the Board on succession planning. The entire Board will work with the Nominating & Governance Committee to nominate and evaluate potential successors to the CEO. The CEO should at all times make available his or her recommendations and evaluations of potential successors, along with a review of any development plans recommended for such individuals.

8. Annual Performance Evaluation

The Board of Directors will conduct an annual self-evaluation to determine whether it and its committees are functioning effectively. The Nominating & Governance Committee will receive comments from all directors and report annually to the Board with an assessment of the Board’s performance. This will be discussed with the full Board following the end of each fiscal year. The assessment will focus on the Board’s contribution to the Company and specifically focus on areas in which the Board or management believes that the Board could improve.

9. Amendment, Modification and Waiver

These Guidelines may be amended, modified or waived by the Board and waivers of these Guidelines may also be granted by the Nominating & Governance Committee, subject to the applicable disclosure and other provisions of the Securities Exchange Act of 1934, the rules promulgated thereunder and the applicable rules of the New York Stock Exchange.

10. Disclosure of Corporate Governance Guidelines

These Guidelines will be made available on the Company’s website at www.generalgrowth.com.

Exhibit A

General Growth Properties, Inc.
Stock Ownership Guidelines for Non-Employee Directors

The Board of Directors of General Growth Properties, Inc. has adopted these Stock Ownership Guidelines for Non-Employee Directors in order to further align the interests of the Company’s non-employee directors and its stockholders and to show confidence in the Company. The Guidelines are a component of the Company’s continual efforts to strengthen corporate governance.

Each non-employee director shall own at least the lesser of 6,500 shares or $250,000 of the Company’s common stock by the later of (i) May 31, 2011 or (ii) the fifth anniversary of the director’s election to the Board. Thereafter, each non-employee director’s stock ownership will be tested annually, on May 31st of each year, to determine compliance with these Guidelines. It is the responsibility of the director to monitor his or her stock ownership and the market price for the Company’s common stock to ensure compliance with these Guidelines as of each testing date. The market price for the Company’s common stock for purposes of determining compliance with the Guidelines will be the average of the closing prices for the common stock on each of the ten trading days immediately preceding the applicable testing date.

The Nominating & Governance Committee shall be responsible for overseeing the implementation and interpretation of, and compliance with, the Guidelines.

Meeting the Ownership Requirement

The following will count toward the non-employee director stock ownership requirement:

•	Shares purchased on the open market

•	Shares owned outright by the director or by members of his or her immediate family residing in the same household, whether held individually or jointly

•	Shares received pursuant to any of the Company’s plans, provided that the director’s rights with respect thereto have fully vested

•	Shares held in trust for the benefit of the director or his or her immediate family

•	Shares issuable upon conversion of units owned in the Company’s operating partnership

Any questions that a director has regarding whether certain shares will be counted for purposes of achieving the stock ownership requirement should be directed to the Nominating & Governance Committee.

Exceptions
Any non-employee director who is prohibited by law or by his or her employer’s regulations from having an ownership interest in the Company’s securities shall be exempt from this requirement at the discretion of the Nominating & Governance Committee. In addition, the requirement may be waived if compliance would create severe hardship or prevent a director from complying with a court order. These exceptions are expected to occur only in rare instances.